Exhibit 10.2

DALTON W. SPRINKLE, ESQ.

570 G Avenue, Unit A

Coronado, California 92118

(858) 229-3685

January 2, 2008

DALTON W. SPRINKLE, ESQ. (“Attorney”) and OPEN ENERGY CORPORATION (“Client”) hereby agree that Attorney will provide legal services to Client on the terms set forth below.

1.             CONDITIONS.  This Agreement will not take effect, and Attorney will have no obligation to provide legal services, until Client returns a signed copy of this Agreement.

2.             SCOPE OF SERVICES.  Client hires Attorney to provide legal services in the following matter: ongoing corporate, securities and general business law advice as required by Client from time to time.  Attorney will provide those legal services reasonably required to represent Client.  Attorney will take reasonable steps to keep Client informed of progress and to respond to Client’s inquiries.  This Agreement does not cover litigation services of any kind, whether in court, arbitration, administrative hearings, or government agency hearings.  Separate arrangements must be agreed to for those services.

3.             CLIENT’S DUTIES.  Client agrees to be truthful with Attorney, to cooperate, to keep Attorney informed of any information or developments which may come to Client’s attention, to abide by this Agreement, to pay Attorney’s bills on time and to keep Attorney advised of Client’s address, telephone number and whereabouts.  Client will assist Attorney in providing information and documents necessary for the representation in the described matter.

4.             FEES FOR PROFESSIONAL SERVICES.

Client agrees to pay an hourly rate of $200 per hour for Attorney’s services under this Agreement.  Time is charged in minimum units of one-quarter (.25) of an hour.  Fees for special projects (including the delivery of third party legal opinions) will be as agreed in writing by the parties (including email correspondence confirmed by each party); provided, however, that the provision of services in connection with any special project shall otherwise be governed by the terms hereof.

5.             COSTS AND OTHER CHARGES.  In general, Attorney will not incur costs, disbursements or expenses in performing legal services under this Agreement.

Phone charges and travel within San Diego County will not be charged to Client.  Travel outside San Diego County will be charged at actual out-of-pocket cost, including travel time at the hourly rate set forth in Section 4.  However, in the event that Attorney notifies Client that he will be required to incur costs or expenses related to this engagement (other than phone charges or travel within San Diego County), Client agrees to pay for all such costs, disbursements and expenses.

6.             BILLING STATEMENTS.  Attorney will send Client periodic statements for fees and costs incurred.  Statements will be payable in accordance with Client’s normal payroll cycle for hours billed during such payroll cycle, provided that Client receives such statement within a reasonable time prior to the closing of the applicable payroll cycle.  Statements that are not so received within a reasonable time prior to the closing of the applicable payroll cycle will be payable in the next payroll cycle.  The statements shall include the amount, rate, basis of calculation or other method of determination of the fees and costs, which costs will be clearly identified by item and amount.

7.             DISCHARGE AND WITHDRAWAL.  Client may discharge Attorney at any time.  Attorney may withdraw with Client’s consent or for good cause.  Good cause includes Client’s breach of this Agreement, refusal to cooperate or to follow Attorney’s advice on a material matter or any fact or circumstance that would render Attorney’s continuing representation unlawful or unethical.  When Attorney’s services conclude, all unpaid charges will immediately become due and payable.  After services conclude, Attorney will, upon Client’s request, deliver Client’s file and property in Attorney’s possession, whether or not Client has paid for all services.

8.             ARBITRATION AND MEDIATION.

(a)          Arbitration.

Any controversy between the parties regarding the construction, application or performance of any services under this Agreement, and any claim arising out of or relating to this Agreement or its breach, shall be submitted to binding arbitration upon the written request of one party after the service of that request on the other party.  The parties shall submit to AAA arbitration, and such arbitration shall be conducted pursuant to the AAA’s rules.  If the parties cannot agree, then the Superior Court of San Diego County shall choose an impartial arbitrator whose decision shall be final and conclusive and binding on all parties.  Attorney and Client shall each have the right of discovery in connection with any arbitration proceeding in accordance with Code of Civil Procedure Section 1283.05.  The cost of the arbitration, excluding legal fees and costs, shall be borne by the losing party or in such proportion as the arbitrator shall decide.  The parties shall bear their own legal fees and costs for all claims, including contract and tort claims.  The sole and exclusive venue for the arbitration and or any legal dispute, shall be San Diego County, California.

(b)           State Bar Fee Arbitration

Notwithstanding subparagraph (a) above, in any dispute subject to the jurisdiction of the State of California over attorney’s fees, charges, costs or expenses, Client has the right to elect arbitration pursuant to the fee arbitration procedures of the State Bar of California, as set forth in California Business and Professions Code Section 6200, et seq. Those procedures permit a trial after arbitration, unless the parties agree in writing, after the dispute has arisen, to be bound by the arbitration award.  If, after receiving a notice of client’s right to arbitrate, Client does not elect to proceed under the State Bar fee arbitration procedures, and file a request for fee arbitration within 30 days, any dispute over fees, charges, costs or expenses, will be resolved by binding arbitration as provided in the previous subparagraph (a).

Because each party is giving up a right, Client is encouraged to have an independent lawyer of Client’s choice review these arbitration provisions before agreeing to them.

By initialing below, Client and Attorney confirm that they have read and understand  subparagraphs (a) and (b) above, and voluntarily agree to binding arbitration.  In doing so, Client and Attorney voluntarily give up important constitutional rights to trial by judge or jury, as well as rights to appeal.  Client is advised that Client has the right to have an independent lawyer of Client’s choice review these arbitration provisions, and this entire agreement, prior to initialing this provision or signing this Agreement.

(Client Initial Here)	(Attorney Initial Here)

(c)           Mediation

If a dispute arises out of or relating to any aspect of this Agreement between Client and Attorney, or the breach thereof, and if the dispute cannot be settled through negotiation, Attorney and Client agree to discuss in good faith the use of mediation before resorting to arbitration, litigation, or any other dispute resolution procedure.

9.             INTEREST CHARGES.   If a billing statement is not paid on or prior to the second payroll date immediately following receive of a billing statement, interest will be charged on the principal balance (fees, costs, and disbursements) shown on the statement.  Interest will be calculated by multiplying the unpaid balance by the periodic rate of .833% per month (TEN PERCENT 10% ANNUAL PERCENTAGE RATE).  The unpaid balance will bear interest until paid.

10.          DISCLAIMER OF GUARANTEE AND ESTIMATES.  Nothing in this Agreement and nothing in Attorney’s statements to Client will be construed as a promise or guarantee about the outcome of the matter.  Attorney makes no such promises or guarantees. Attorney’s comments about the outcome of the matter are expressions of opinion only.  Any estimate of fees given by Attorney shall not be a guarantee.  Actual fees may vary from estimates given.

11.          NO ERRORS AND OMMISSIONS INSURANCE.   Client is hereby advised that Attorney does not currently carry errors and omission or “malpractice” insurance, and no representation or warranty is made regarding whether such insurance may be carried in the future.

12.          ENTIRE AGREEMENT.  This Agreement contains the entire agreement of the parties.  No other agreement, statement, or promise made on or before the effective date of this Agreement will be binding on the parties.

13.          SEVERABILITY IN EVENT OF PARTIAL INVALIDITY.  If any provision of this Agreement is held in whole or in part to be unenforceable for any reason, the remainder of that provision and of the entire Agreement will be severable and remain in effect.

14.          MODIFICATION BY SUBSEQUENT AGREEMENT.  This Agreement may be modified by subsequent agreement of the parties only by an instrument in writing signed by both of them or an oral agreement only to the extent that the parties carry it out.

15.          EFFECTIVE DATE.  This Agreement will govern all legal services performed by Attorney on behalf of Client commencing with the date Attorney first performed services.  The date at the beginning of this Agreement is for reference only. Even if this Agreement does not take effect, Client will be obligated to pay Attorney the reasonable value of any services Attorney may have performed for Client.

THE PARTIES HAVE READ AND UNDERSTOOD THE FOREGOING TERMS AND AGREE TO THEM AS OF THE DATE ATTORNEY FIRST PROVIDED SERVICES.  IF MORE THAN ONE CLIENT SIGNS BELOW, EACH AGREES TO BE LIABLE, JOINTLY AND SEVERALLY, FOR ALL OBLIGATIONS UNDER THIS AGREEMENT.  THE CLIENT SHALL RECEIVE A FULLY EXECUTED DUPLICATE OF THIS AGREEMENT.

[Signature page follows]

AGREED AND ACCEPTED:

DALTON W. SPRINKLE, ESQ

Dated:

OPEN ENERGY CORPORATION

By:

Dated: